                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K



                    Pusuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                                June 27, 1997

                        GRIFFIN LAND & NURSERIES, INC.

               (Exact name of registrant as specified in charter)



   Delaware                       0-29288                 06-0868496
   --------                       -------                 ----------
(State or other jurisdiction     (Commission             (IRS Employer
   Of incorporation)              File Number)            Identification No.)


204 West Newberry Road, Bloomfield, Connecticut           06002
-----------------------------------------------           -----
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code        (860)286-7660

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Item 5.     Other Events
------------------------

   Reference is made to the Registrant's June 16, 1997 Press Release
(Exhibit A).


Item 7.     Financial Statements and Exhibits.
---------------------------------------------

   (c)(1) Exhibit A: Registrant's June 16, 1997 Press Release (attached hereto)
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                                                         Exhibit A

                                                         A. ROSS WOLLEN
                                                         (212) 448-3820

                              FOR IMMEDIATE RELEASE


   NEW YORK, NEW YORK (June 16, 1997) -- Culbro Corporation (NYSE:CBO) and

General Cigar Holdings, Inc. (NYSE:MPP) announced today that the two remaining conditions to the distribution to Culbro shareholders of all of the shares of Griffin Land & Nurseries, Inc. ("Griffin") had been met. Culbro said it received a favorable ruling from the Internal Revenue Service as to the tax consequences of the distribution and the declaration of effectiveness of Griffin's registration by the SEC. Culbro also announced that, as a result, its Board of Directors had approved the distribution and set the record date for the distribution of June 25, 1997 and the distribution date to be on or about July 3, 1997. Griffin operates the non-tobacco businesses of Culbro while Culbro's cigar business is conducted by General Cigar

Holdings, Inc. The previously announced merger of Culbro Corporation into

General Cigar Holdings, Inc., which was approved by Culbro's shareholders on

June 2, 1997, is anticipated to occur by early September of this year.


                                    *  *  *
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                                    SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GRIFFIN LAND & NURSERIES, INC.



                                       By: /s/ ANTHONY GALICI
                                           ---------------------
                                             Anthony Galici
                                           Chief Financial Officer




Dated: June 27, 1997